SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 WAVERLY STREET CAMBRIDGE, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-6100

ITEM 5.                        OTHER EVENTS.

On November 17, 2003, Iain P.M. Buchanan, the Company’s Vice President of European Operations, entered into a plan with Lehman Brothers Inc., pursuant to which Lehman will undertake to sell, subject to a limit order, an aggregate of 50,000 shares of the Company’s stock issuable upon exercise of options held by Mr. Buchanan.  Sales under the plan are to begin no earlier than 90 days after adoption of the plan, and will take place at specified intervals between March 1, 2004 and April 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: December 16, 2003	/s/ Ian F. Smith
Ian F. Smith
Senior Vice President and Chief Financial Officer